UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2026

Picard Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 5, 2026, Picard Medical, Inc. (the “Company”), agreed to sell to investors, in a registered public offering (the “Offering”) an aggregate of: (i) 16,666,667 shares (the “Offered Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), or, in lieu thereof for certain Purchasers, pre-funded warrants to purchase up to 16,666,667 shares of Common Stock (the “Pre-Funded Warrants”), (ii) Series A warrants to purchase up to 16,666,667 shares of Common Stock (the “Series A Warrants”), and (iii) Series B warrants to purchase up to 16,666,667 shares of Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”). The combined public offering price for each Offered Share and accompanying Common Warrants, each to purchase one share of Common Stock, was $0.30, and the combined public offering price for each Pre-Funded Warrant and accompanying Common Warrants, each to purchase one share of Common Stock, was $0.2999, resulting in gross proceeds of approximately $5.0 million, before deducting discounts and commissions and other estimated offering expenses. The Company intends to use the proceeds from the sale of its securities for working capital and general corporate purposes, including the repayment of debt. Certain of the investors purchased their Offered Shares and Common Warrants pursuant to a securities purchase agreement dated May 5, 2026 by and among the Company and such investors (the “Purchase Agreement”).

The Common Warrants are immediately exercisable at an exercise price of $0.35 per share. The Series A Warrants expire on the fifth anniversary of the original issuance date, and the Series B Warrants expire on the twenty-four (24) month anniversary of the original issuance date. The Pre-Funded Warrants are immediately exercisable at an exercise price of $0.0001 per share and will not expire until exercised in full. The Purchase Agreement contains customary beneficial ownership limitations on exercise of the Pre-Funded Warrants and Common Warrants at 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

The Purchase Agreements contain customary representations, warranties and covenants of the Company and the Purchasers.

WestPark Capital, Inc. acted as the sole placement agent (the “Placement Agent”) in connection with the Offering pursuant to a placement agency agreement, dated May 5, 2026, by and between the Company and the Placement Agent (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company paid the Placement Agent a cash fee equal to 7.0% of the gross proceeds of the Offering and paid a financial advisor a management fee equal to 1.0% of the aggregate purchase price paid by the Purchasers. The Company has agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock for 60 days following the closing of the Offering and also agreed not to enter into an agreement involving a variable rate transaction for 90 days following the closing of the Offering, subject to certain exceptions. In addition, the Company’s directors, officers and 10% or greater stockholders entered into lock-up agreements covering a period of 30 days following the closing of the Offering.

The Offered Shares, the Pre-Funded Warrants, the Common Warrants and the shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants were offered and sold pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333- 295333), which was initially filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2026, and declared effective on May 4, 2026. The Offering closed on May 6, 2026.

The foregoing descriptions of the Placement Agency Agreement, Common Warrants, the Pre-Funded Warrants, and the Purchase Agreements (including any ancillary documents) do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 1.1, 4.1, 4.2, 4.3, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 8, 2026, the Company received a written notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) indicating that the Company is not in compliance with the NYSE American continued listing standards set forth in Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”) requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Notice states that the Company reported a stockholders’ equity of approximately $3.8 million as of December 31, 2025 and has incurred losses from continuing operations and/or net losses in three of its four most recent fiscal years, as reflected in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 30, 2026.

In connection with its non-compliance with Section 1003(a)(ii), the Company must submit a plan (the “Plan”) to the NYSE American by June 7, 2026, advising of actions it has taken or will take to regain compliance with the continued listing standards by November 8, 2027.

The Company has begun to prepare its Plan in accordance with the June 7, 2026 deadline. If NYSE American accepts the Company’s Plan, the Company will be able to continue its listing during the Plan period and will be subject to continued periodic review by the NYSE American staff. If the Plan is not submitted, not accepted, or is accepted but the Company is not in compliance with the continued listing standards by November 8, 2027, or if the Company does not make progress consistent with the Plan during the Plan period, the Company will be subject to delisting procedures as set forth in the Company Guide.

The Notice has no immediate effect on the listing or trading of the Company’s Common Stock and the Common Stock will continue to trade on the NYSE American under the symbol “PMI” but will have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance”. The Notice does not affect the Company’s ongoing business operations or its reporting requirements with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Placement Agency Agreement, dated May 5, 2026, by and between the Company and the Placement Agent.
4.1	Form of Series A Warrant.
4.2	Form of Series B Warrant.
4.3	Form of Pre-Funded Warrant.
5.1	Opinion of Winston & Strawn LLP
10.1	Form of Purchase Agreement, dated May 5, 2026, by and among the Company. and the Purchasers named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Patrick NJ Schnegelsberg
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

Dated: May 11, 2026

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